                                                              [Revised--2/11/99]


                     The Corporate Executive Board Company

                              8,187,200 Shares/a/
                                 Common Stock
                               ($.01 par value)

                          U.S. Underwriting Agreement


                                                              New York, New York
                                                              February    , 1999

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Friedman, Billings, Ramsey & Co., Inc.
Goldman, Sachs & Co.
As U.S. Representatives of the several U.S. Underwriters,
c/o Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          David G. Bradley (the "Principal Selling Stockholder") and the other Selling Stockholders listed in Schedule II (the "Other Selling Stockholders" and, together with the Principal Selling Stockholder, the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I hereto (the "U.S. Underwriters"), for whom you are acting as representatives (the "U.S. Representatives"), an aggregate of 6,549,760 shares of Common Stock, $.01 par value (the "Common Stock," being hereinafter called the "U.S. Underwritten Securities") of The Corporate Executive Board Company, a Delaware corporation (the "Company"). The Principal Selling Stockholder also proposes to grant to the U.S. Underwriters , together with the International Underwriters, options to purchase up to an aggregate of 1,228,080 additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities"; the U.S. Option Securities, together with the U.S. Underwritten Securities, being hereinafter called the "U.S. Securities"). The shares of Common Stock to be sold by the Other Selling Stockholders hereunder (the "Exercise Shares") shall be issued by the Company to the Other Selling Stockholders pursuant to the exercise of certain options (the "Selling Stockholder Options").

          It is understood that the Company and the Selling Stockholders are concurrently entering into the International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Selling Stockholders of an aggregate of 1,637,440 shares of Common Stock (said shares to be sold pursuant to the International

-----------
    /a/ Plus an option to purchase from the Principal Selling Stockholder up to 1,228,080 additional U.S. Securities to cover over-allotments.

Underwriting Agreement being hereinafter called the "International Securities" and, together with the U.S. Securities, the "Securities") and providing for the grant to the International Underwriters, together with the International Underwriters, of options to purchase from the Principal Selling Stockholder up to an aggregate of 1,228,080 additional shares of Common Stock (the "International Option Securities").

          It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to this U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to the International Underwriting Agreement.

          To the extent there are no additional U.S. Underwriters listed on
Schedule I other than you, the term U.S. Representatives as used in this U.S. Underwriting Agreement shall mean you, as U.S. Underwriters, and the terms U.S. Representatives and U.S. Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this U.S. Underwriting Agreement shall include the feminine and masculine wherever appropriate.
Certain terms used in this U.S. Underwriting Agreement are defined in Section 17 hereof.

          As part of the offering contemplated by this Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the Securities set forth opposite its name on the Schedule II to this Agreement, up to 409,360 shares, for sale to certain employees and directors of the Company, and their friends and family members (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Salomon Smith Barney Inc. as set forth in the Prospectuses.

          1.  Representations and Warranties.
              -------------------------------

          (i) The Company represents and warrants to, and agrees with, each U.S. Underwriter as set forth below in this Section 1(i).

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (file number 333-59833) on Form S-1, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either
     (1) prior to the Effective Date of such Registration Statement, a further amendment to such Registration Statement (including the form of final prospectuses) or (2) after the Effective Date of such Registration Statement, final prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Registration Statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the U.S. Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page, the inside front cover page and the outside back cover page.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which U.S. Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                           --------  -------
     representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in the U.S. Underwriting Agreement and the International Underwriting Agreement (together, the "Underwriting Agreements") or in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (d) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreements by the Principal Selling Stockholder) have been duly authorized and validly issued and are fully paid and nonassessable and the Securities being sold by the Other Selling Stockholders will, upon exercise of their options, be validly issued, fully paid and nonassessable; the Securities being sold by the Selling Stockholders have been approved for trading on the Nasdaq National Market subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations of the Company into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding;

          (e) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the heading "Certain Tax Consequences to Non-U.S. Holders" fairly summarize the matters therein described.

          (f) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          (g) The Company is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

          (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act, the filing of the Prospectuses pursuant to Rule 424(b) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses.

          (i) None of the exercise of the Selling Stockholder Options, the issue of the Exercise Shares by the Company, the sale of the Securities by the Selling Stockholders or the fulfillment by the Company and the Selling Stockholders of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (i) federal and state securities laws and regulations).

          (j) Except as set forth in the Prospectuses, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (k) The consolidated historical financial statements and schedules of the Company included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data, including the data under the column "1998 Pro Forma", set forth under the caption "Selected Financial Data" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

          (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (m) The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (n) The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, which violation or default could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (o) To the best of the Company's knowledge, Arthur Andersen LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (p) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) and has paid all taxes required to be paid by it as shown on such returns and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (q) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (r) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (s) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, except for any failure to fulfill any such obligations, or failure to comply, that singly or in the aggregate would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except for any such liability that would not reasonably be expected to result in a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (w) Except as set forth in or contemplated by the Registration Statement and the Prospectuses (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectuses (or any amendment or supplement thereto), (i) the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, and (ii) there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development having or which may reasonably be expected to have a material adverse change, in the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

          (x) On the Effective Date and at the Execution Time, the material appearing in the Prospectuses under the caption "Year 2000 Compliance" in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operation" did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the U.S. Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each U.S. Underwriter.

          (ii) Each Selling Stockholder represents and warrants to, and agrees with, each U.S. Underwriter that:

          (a) This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms.

          (b) Such Selling Stockholder is, or in the case of the Other Selling Stockholders, will be upon the exercise of their options, the lawful owner of the U.S. Securities to be sold by such Selling Stockholder under this U.S. Underwriting Agreement and upon sale and delivery of, and payment for, such U.S. Securities, as provided herein, such Selling Stockholder will convey to the U.S. Underwriters title to such U.S. Securities, free and clear of any adverse claims whatsoever.

          (c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained or made by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, the filing of the Prospectuses pursuant to Rule 424(b) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the U.S. Securities by the U.S. Underwriters in the manner contemplated herein and in the U.S. Prospectus and such other approvals as have been obtained.

          (e) Neither the sale of U.S. Securities to the U.S. Underwriters by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          (iii) The Principal Selling Stockholder represents and warrants to, and agrees with, each U.S. Underwriter that except as set forth in the Prospectuses, no options, warrants or other rights to purchase from the Principal Selling Stockholder, or agreements or other obligations of the Principal Selling Stockholder to issue shares of capital stock of or ownership interests in the Company are outstanding.

          Any certificate signed by any Selling Stockholder and delivered to the U.S. Representatives or counsel for the U.S. Underwriters in connection with the offering of the U.S. Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each U.S. Underwriter.

          2.  Purchase and Sale.  (a)  Subject to the terms and conditions and
              ------------------
in reliance upon the representations and warranties set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the U.S. Underwriters the number of U.S. Underwritten Securities set forth opposite the name of such Selling Stockholder in Schedule II hereto, and each U.S. Underwriter agrees, severally and not jointly, to purchase from the Selling
Stockholders, at a purchase price of $[     ] per share, the number of the U.S.
Underwritten Securities set forth opposite such U.S. Underwriter's name in
Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Principal Selling Stockholder hereby grants an option to the several U.S. Underwriters to
purchase, severally and not jointly, up to an aggregate of [          ] U.S.
Option Securities at the same purchase price of [          ] per share as the
U.S. Underwriters shall pay for the U.S. Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the U.S. Underwritten Securities by the U.S. Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the U.S. Prospectus upon written or telegraphic notice by the U.S. Representatives to the Company and the Principal Selling Stockholder setting forth the number of shares of the U.S. Option Securities as to which the several U.S. Underwriters are exercising the option and the settlement date.
The number of U.S. Option Securities to be purchased by each U.S. Underwriter shall be the same percentage of the total number of shares of the U.S. Option Securities to be purchased by the several U.S. Underwriters as such U.S. Underwriter is purchasing of the U.S. Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.  Delivery and Payment.  Delivery of and payment for the U.S.
              ---------------------
Underwritten Securities and the U.S. Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City
time, on [       ], 1999, or at such time on such later date not more than three
Business Days after the foregoing date as the U.S. Representatives shall designate, which date and time may be postponed by agreement among the U.S. Representatives, the Selling Stockholders and the Company or as provided in
Section 9 hereof (such date and time of delivery and payment for the U.S. Securities being herein called the "Closing Date"). Delivery of the U.S. Securities shall be made to the U.S. Representatives for the respective accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the respective purchase prices of the U.S. Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the U.S. Securities and the U.S. Option Securities shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several U.S. Underwriters of the U.S. Securities to be purchased by them from such Selling Stockholder, and the respective U.S. Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the U.S. Option Securities (at the expense of the Company) to the U.S. Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the U.S. Representatives (which shall be within three Business Days after exercise of said option) certificates for the U.S. Option Securities in such name and denomination as the U.S. Representatives shall have requested for the respective accounts of the several U.S. Underwriters, against payment by the several U.S. Underwriters through the U.S. Representatives of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. If settlement for the U.S. Option Securities occurs after the Closing Date, the Selling Stockholders will deliver to the U.S. Representatives on the settlement date for the U.S. Option Securities, and the obligation of the U.S. Underwriters to purchase the U.S. Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the International Underwriting Agreement, and that the settlement date, if any, shall occur simultaneously with the "settlement date" under the International Underwriting Agreement.

          4.  Offering by Underwriters.  It is understood that the several U.S.
              -------------------------
Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

          5.  Agreements.
              -----------

          (i)  The Company agrees with the several U.S. Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission, or transmitted by a means reasonably calculated to result in filing with the Commission, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the U.S. Representatives of such timely filing. The Company will promptly advise the U.S. Representatives (1) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (2) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information; (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time prior to the expiration of nine months from the date hereof when a prospectus relating to the U.S. Securities is required to be delivered under the Act in connection with the offering of the U.S. Securities, any event occurs as a result of which the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will (1) notify the U.S. Representatives of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the U.S. Representatives an earnings statement or statements of the Company which will satisfy the provisions of
     Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other U.S. Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an U.S. Underwriter or dealer may be required by the Act, as many copies of each U.S. Preliminary Prospectus and the U.S. Prospectus and any supplement thereto as the U.S. Representatives may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the U.S. Representatives reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities;

     provided that in no event shall the Company be obligated to qualify to do
     --------
     business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., for a period of 180 days following the Execution Time, offer, sell or contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, or file a Registration Statement with the Commission in respect of, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; provided,
                                                                       --------
     however, that the Company may file one or more registration statements on
     -------
     Form S-8 and may issue and sell Common Stock or make any awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with an acquisition of or merger with another corporation or the acquisition of assets or properties thereof, provided, that the holders of
                                                  --------
     any such securities shall be subject to the transfer restrictions set forth in Section 5(iv) of (a) hereof.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage and air freight charges) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the U.S. Securities, including any stamp or transfer taxes in connection with the issuance of the Exercise Shares or the sale of the U.S. Securities by the Selling Stockholders; (iv) the printing (or reproduction) and delivery of this U.S. Underwriting Agreement and any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the U.S. Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations under the Underwriting Agreements.

          (i) The Company will require each recipient of Directed Shares to enter into an agreement [, substantially in the form of Exhibit B hereto,] pursuant to which each such recipient will agree that the Directed Shares received by such recipient may not be sold, transferred, assigned, pledged or hypothecated for a period of three months following the Effective Date.

          (ii) Each U.S. Underwriter agrees that (a) it is not purchasing any of the U.S. Securities for the account of anyone other than a United States or Canadian Person, (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and (c) any dealer to whom it may sell any of the U.S. Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Securities outside the United States or Canada, or to anyone other than a United

States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (1) purchases
       --------  -------
and sales between the International Underwriters on the one hand and the U.S. Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (2) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (3) sales to or through (or distributions of U.S. Prospectuses or U.S. Preliminary Prospectuses to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

          (iii)  The agreements of the U.S. Underwriters set forth in paragraph
(ii) of this Section 5 shall terminate upon the earlier of the following events:

          (a) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (ii) of this Section 5 and in Section 5(ii) of the International Underwriting Agreement; or

          (b) the expiration of a period of 30 days after the Closing Date, unless (1) the U.S. Representatives shall have given notice to the Company and the International Representatives that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed, or (2) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed.
     If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in paragraph (ii) of this Section 5 shall survive until the earlier of (A) the event referred to in clause (a) of this paragraph (iii) or (B) the expiration of an additional period of 30 days from the date of any such notice.

          (iv) Each Selling Stockholder agrees with the several U.S. Underwriters that:

          (a) Each Selling Stockholder will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this U.S. Underwriting Agreement, other than sales, transfers or other distributions in transactions that are not required to be registered under the Act, including charitable contributions, gifts and sales to third parties, provided that the transferee agrees to be bound by a restriction on further
     --------
     transfers substantially similar to the restriction set forth in this
     Section 5(iv)(a).

          (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the U.S. Securities.

          (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the U.S. Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectuses relating to the Selling Stockholder.

          6.  Conditions to the Obligations of the U.S. Underwriters.  The
              -------------------------------------------------------
obligations of the U.S. Underwriters to purchase the U.S. Underwritten Securities and the U.S. Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed, or transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

          (b) The Company shall have caused Gibson, Dunn & Crutcher LLP, counsel for the Company, to have furnished to the U.S. Representatives their opinion, dated the Closing Date and addressed to the U.S. Representatives, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of
     [         ];

          (ii) the Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the shares of Common Stock underlying the Selling Stockholder Options have been duly authorized; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreements by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding Shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities;

          (iii) such counsel has not been engaged by the Company to give substantive attention to, or to represent it in connection with, any pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectuses;

          (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectuses, and any supplements thereto, pursuant to Rule 424(b) has been made, or the Prospectuses and any supplements thereto have been transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened;

          (v) the Underwriting Agreements have been duly authorized, executed and delivered by the Company;

          (vi) the Company is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended;

          (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company under the laws of the United States of America in connection with the sale of the Securities to the Underwriters in the manner contemplated in the Underwriting Agreements, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreements and in the Prospectuses and such other approvals (specified in such opinion) as have been obtained; and

          (viii) none of the exercise of the Options, the issue of the Exercise Shares, the sale of the Securities by the Selling Stockholders, or the fulfillment by the Company and the Selling Stockholders of the terms of the Underwriting Agreements will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (a) the charter or by-laws of the Company, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument identified to such counsel in a certificate by the Company as being material to which the Company is a party or bound or to which its property is subject, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (viii) federal and state securities laws and regulations).

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement and the Prospectuses were discussed. Such counsel also may state that because the purpose of their professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements contained in the

Registration Statement or the Prospectuses, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, except to the extent set forth in the last sentence of this paragraph. Such counsel also shall state that, on the basis of the foregoing, except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion or belief: (a) such counsel is of the opinion that the Registration Statement at the time it became effective appeared on its face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and (b) no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectuses as of the date thereof and as of the date of such opinion contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the basis of the foregoing, no facts have come to our attention that lead us to believe that (i) there are any outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, except as set forth in the Prospectuses or
(ii) there is any franchise, contract or other document of a character required to be described in the Registration Statement or Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required. Such counsel also shall state that, insofar as the statements contained in the Prospectuses under the caption "Certain Tax Consequences to Non-U.S. Holders" purport to describe specific provisions of the Internal Revenue Code, such descriptions are accurate summaries of such provisions.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectuses in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholders shall have caused Covington & Burling, counsel for the Selling Stockholders, to have furnished to the U.S. Representatives their opinion dated the Closing Date and addressed to the U.S. Representatives, to the effect that:

          (i) to the knowledge of such counsel, the Underwriting Agreements have been duly executed and delivered by the Selling Stockholders;

          (ii) to the knowledge of such counsel, the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold under the Underwriting Agreements by such Selling Stockholder against payment therefor as provided in the Underwriting Agreements, will pass title to such Securities to the several Underwriters, free and clear of all adverse claims whatsoever;

          (iii) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required for the sale of the Securities by the Selling Stockholders to the Underwriters pursuant to the Underwriting Agreements, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained; and

          (iv) neither the sale of the Securities by the Selling Stockholders to the Underwriters nor the fulfillment of the terms hereof by any Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Stockholder is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Stockholder.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

          (d) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the U.S. Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the U.S. Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the U.S. Representatives a certificate of the Company, signed by the Chairman of the Board and the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

          (i) the representations and warranties of the Company in this U.S. Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

          (f) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by such Selling Stockholder, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Registration Statement, the Prospectuses, any supplement to either of the Prospectuses, this U.S. Underwriting Agreement and the International Underwriting Agreement, (ii) the representations and warranties of each Selling Stockholder in this U.S. Underwriting Agreement and the International Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the

Closing Date and (iii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (g) The Company shall have caused Arthur Andersen LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectuses and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to June 30, 1998, nothing came to their attention which caused them to believe that:

              (1) with respect to the period subsequent to June 30, 1998, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholder's equity of the Company as compared with the amounts shown on the June 30, 1998, consolidated balance sheet included in the Registration Statement and the Prospectuses, or for the period from July 1, 1998 to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal quarter, in net revenues or income before income taxes or in total or per share amounts of net income, income from operations and interest income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the U.S. Representatives; and

              (2) the information included in the Registration Statement and Prospectuses in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and
          Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectuses, including the information set forth under the captions "Prospectus Summary", "Risk Factors","Capitalization", "Selected Financial Data", "Management's

     Discussion and Analysis of Results of Financial Condition and Results of Operation", "Business" and "Description of Capital Stock" in the Prospectuses, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

     References to the Prospectuses in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the U.S. Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the U.S. Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

          (i) The closing of the purchase of the International Securities pursuant to the International Underwriting Agreement shall have occurred.

          (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (k) On or prior to the Execution Time, the National Association of Securities Dealers, Inc. shall have approved the Underwriters' participation in the distribution of the Securities to be sold by the Selling Stockholders.

          (l) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company addressed to the Representatives [24 recipients of special bonus to be locked up also].

          (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (n) The Representatives shall be reasonably satisfied with the terms of all stockholders agreements and other agreements between the Company and its stockholders that (i) have not been received by or made available to the Representatives prior to the Execution Time, (ii) are entered into after the Execution Time or (iii) are amended after the Execution Time.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this U.S. Underwriting Agreement and the International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters, this U.S. Underwriting Agreement and all obligations of the U.S. Underwriters under this U.S. Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the U.S. Representatives. Notice of such cancelation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

          7.  Reimbursement of U.S. Underwriters' Expenses.  If the sale of the
              ---------------------------------------------
U.S. Securities provided herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the U.S. Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls any U.S. Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in
                     --------  -------
any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any U.S. Underwriter through the U.S. Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder severally agrees to indemnity and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each U.S. Underwriter, the directors, officers, employees and agents of each U.S. Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (c) Each U.S. Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each U.S. Underwriter, but only with reference to written information relating to such U.S. Underwriter furnished to the Company by or on behalf of such U.S. Underwriter through the U.S. Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any U.S. Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the U.S. Securities, the legend in block capital letters on page 2 related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any U.S. or International Preliminary Prospectus and the Prospectuses constitute the only information furnished in writing by or on behalf of the several U.S. Underwriters for inclusion in any U.S. or International Preliminary Prospectus or the Prospectuses.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b), or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified
--------  -------
party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders and the U.S. Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company, each of the Selling Stockholders and one or more of the U.S. Underwriters may be subject in such proportion as is appropriate to reflect the relative fault of the Company, each of the Selling Stockholders and the U.S. Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no case shall any U.S. Underwriter (except as may be
--------  -------
provided in any agreement among underwriters relating to the offering of the U.S. Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such U.S. Underwriter hereunder. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an U.S. Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an U.S. Underwriter shall have the same rights to contribution as such U.S. Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the U.S. Securities sold by such Selling Stockholder to the U.S. Underwriters.

          9.  Default by a U.S. Underwriter.  If any one or more U.S.
              ------------------------------
Underwriters shall fail to purchase and pay for any of the U.S. Securities agreed to be purchased by such U.S. Underwriter or U.S. Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this U.S. Underwriting Agreement, the remaining U.S. Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of U.S. Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of U.S. Securities set forth opposite the names of all the remaining U.S. Underwriters) the U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase; provided, however, that in the event that the
                               --------  -------
aggregate amount of U.S. Securities which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of U.S. Securities set forth in

Schedule I hereto, the remaining U.S. Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the U.S. Securities, and if such nondefaulting U.S. Underwriters do not purchase all the U.S. Securities, this U.S. Underwriting Agreement will terminate without liability to any nondefaulting U.S. Underwriter, the Selling Stockholders or the Company. In the event of a default by any U.S. Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the U.S. Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this U.S. Underwriting Agreement shall relieve any defaulting U.S. Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting U.S. Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This U.S. Underwriting Agreement shall be subject
               ------------
to termination in the absolute discretion of the U.S. Representatives, by notice given to the Company prior to delivery of and payment for the U.S. Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, (ii) the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the U.S. Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the U.S. Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive.  The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the U.S. Underwriters set forth in or made pursuant to this U.S. Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the U.S. Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this U.S. Underwriting Agreement.

          12.  Notices.  All communications under this U.S. Underwriting
               --------
Agreement will be in writing and effective only on receipt, and, if sent to the U.S. Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc., General Counsel (fax no. (212) 816-7912) and confirmed to such General Counsel at Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company or any Selling Stockholder, will be mailed, delivered or telefaxed to (202) 672-5700 and confirmed to it at The Watergate, 600 New Hampshire Avenue, N.W., Washington, D.C. 20037, Attention: Legal Department.

          13.  Successors.  This U.S. Underwriting Agreement will inure to the
               -----------
benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This U.S. Underwriting Agreement will be
               ---------------
governed by and
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This U.S. Underwriting Agreement may be signed in
               ------------
one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used in this U.S. Underwriting
               ---------
Agreement are for convenience only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this U.S.
               ------------
Underwriting Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Agreement Between U.S. Underwriters and International Underwriters" shall mean Agreement Between U.S. Underwriters and International Underwriters dated the date hereof.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this U.S. Underwriting Agreement is executed and delivered by the parties hereto.

          "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "International Prospectus" shall mean such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date.

          "International Representative" shall mean the addressees of the International Underwriting Agreement.

          "International Securities" shall mean the International Securities and the International Option Securities.

          "International Underwriters" shall mean the several underwriters named in Schedule I to the International Underwriting Agreement.

          "International Underwriting Agreement" shall mean the International Underwriting Agreement dated the date hereof related to the sale of the International Securities by the Selling Stockholders to the International Underwriters.

          "Losses" shall have the meaning set forth in 8(e).

          "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

          "Other Selling Stockholders" shall mean all Selling Stockholders listed in Schedule II other than David G. Bradley.

          "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

          "Principal Selling Stockholder" shall mean David G. Bradley.

          "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Representatives" shall mean the U.S. Representatives and the International Representatives.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a)(i) hereof.

          "Securities" shall mean the U.S. Securities and the International Securities.

          "Selling Stockholders" shall mean the persons named on Schedule II to the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

          "Underwriting Agreements" still mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

          "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are hereinafter collectively called the "Preliminary Prospectuses".

          "U.S. Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

          "U.S. Securities" shall mean the U.S. Underwritten Securities and the U.S. Option Securities.

          "U.S. Underwriting Agreement" shall mean this agreement relating to the sale of the U.S. Securities by the Selling Stockholders to the U.S. Underwriters.

          "U.S. Underwriters" shall mean the several underwriters named in
     Schedule I to the U.S. Underwriting Agreement.

          "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person.

          "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

          "Year 2000 Problem" shall have the meaning set forth in 1(i)(y).

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several U.S. Underwriters.


                                        Very truly yours,

                                        The Corporate Executive Board Company

                                        By: ____________________________________
                                        Name:
                                        Title:


                                        ________________________________________
                                        David G. Bradley



                                        The David G. Bradley GRAT Trust Number 1

                                        By: ____________________________________
                                        Name:
                                        Title:



                                        ________________________________________
                                        Michael A. D'Amato




                                        ________________________________________
                                        Jeffrey D. Zients

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Friedman, Billings, Ramsey & Co., Inc.
Goldman, Sachs & Co.

By: Smith Barney Inc.


By:
   ............................
   Name:
   Title:

For themselves and the other
several U.S. Underwriters
named in Schedule I to the foregoing
Agreement.

                                  SCHEDULE I
                                  ----------


                                                     Number of U.S. Underwritten
                                                     ---------------------------
                                                     Securities to be
                                                     ----------------
Underwriters                                         Purchased
------------                                         ---------

Salomon Smith Barney Inc. .......................
Donaldson, Lufkin & Jenrette
   Securities Corporation........................
Friedman, Billings, Ramsey & Co., Inc............
Goldman, Sachs & Co .............................

                                                        __________
          Total..................................
                                                        ==========

                                  SCHEDULE II
                                  -----------


                                        Number of International     Maximum Number of
                                        Underwritten Securities    International Option
Selling Stockholders:                         to be Sold          Securities to be Sold
---------------------                   ------------------------  ----------------------
David G. Bradley
[address, fax no.]......

The David G. Bradley
GRAT Trust Number 1
[address, fax no.]......

Michael A. D'Amato
[address, fax no.]......

Jeffrey D. Zients
[address, fax no.]......

                                        ------------------------  ----------------------
     Total..............
                                        ========================  ======================

                                                                       EXHIBIT A

     [Letterhead of officer, director or major stockholder of Corporation]


                     The Corporate Executive Board Company
                     -------------------------------------
                        Public Offering of Common Stock
                        -------------------------------


                                                                January   , 1999

Salomon Brothers International Limited and
Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Friedman, Billings, Ramsey & Co., Inc.
Goldman, Sachs & Co.
As Representatives of the several U.S. Underwriters
  and International Underwriters,
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed U.S. Underwriting Agreement and International Underwriting Agreement (together, the "Underwriting Agreements"), between The Corporate Executive Board Company, a Delaware corporation (the "Company"), and each of you as representatives of a group of U.S. Underwriters and International Underwriters named therein, relating to an underwritten public offering of Common Stock, $__________ par value (the "Common Stock"), of the Company.

          In order to induce you and the other U.S. Underwriters and International Underwriters to enter into the Underwriting Agreements, the undersigned will not, without the prior written consent of Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreements, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

          If for any reason the Underwriting Agreements shall be terminated prior to the Closing Date (as defined in the Underwriting Agreements), the agreement set forth above shall likewise be terminated.

                                                Yours very truly,

                                                By:_____________________________
                                                   Name:
                                                   Address: